UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 30, 2023

Consensus Cloud Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40750	87-1139414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices) (Zip Code)

(323) 860-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCSI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant

In consideration of a potential audit firm rotation, the Audit Committee of the Board of Directors of Consensus Cloud Solutions, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee considered multiple registered public accounting firms to participate in this process. On May 31, 2023, following the review and evaluation of the proposals from the participating firms, the Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. On May 30, 2023, the Company informed BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm that the Audit Committee had determined to dismiss BDO, effective immediately.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2022, and in the subsequent interim periods through May 30, 2023, there were no (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of such disagreement in connection with its report, or (2) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC), except for the material weaknesses disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2022 and 2021 relating the Company’s internal control over financial reporting. For the fiscal year ended December 31, 2022, these material weaknesses related to (1) entity-level controls impacting the control environment and monitoring of controls; (2) accounting for revenue recognition and related controls; (3) accounting for significant unusual transactions; (4) balance sheet account reconciliations; and (5) user access and segregation of duties related to systems that track employee related costs. For the fiscal year ended December 31, 2021, the material weakness related to accounting for certain elements of the spin-off transaction.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the foregoing disclosures and requested that BDO provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of BDO’s letter dated June 1, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2022, and for the subsequent interim periods through May 31, 2023, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
16.1	Letter of BDO USA, LLP, dated June 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consensus Cloud Solutions, Inc. (Registrant)

Date:	June 5, 2023	By:	/s/ Vithya Aubee
Vithya Aubee Vice President and Secretary